EXHIBIT 10.39

Schedule of documents substantially similar to Exhibit 10.38

1.	Employment Agreement between Kitchin Hospitality, LLC and W. David Vining dated August 12, 2005

2.	Employment Agreement between Kitchin Hospitality, LLC and Jeffrey A. Hurley dated August 19, 2005

3.	Amended Employment Agreement between Kitchin Hospitality, LLC and D. Anthony Maness dated February 25, 2005